Exhibit 10.1
AMENDMENT NO. 1 TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of June 4, 2021, by and among TITAN MACHINERY, INC., a Delaware corporation (“Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A. a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, the “Agent”).
WHEREAS, Borrower, the Lenders and Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of April 3, 2020 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”);
WHEREAS, Borrower has requested that Agent and the Lenders amend the Credit Agreement as set forth herein, and Agent and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein;
NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
2.Amendments to Credit Agreement. In reliance upon the representations and warranties of each Loan Party set forth in Section 6 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 5 below, the Credit Agreement is amended as follows:
(a)The following definitions are hereby added to Section 1.1 of the Credit Agreement in alphabetical order:
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for the Benchmark that is or may be used for determining the length of an Interest Period; or (b) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.
“Benchmark” means, initially, the LIBOR Rate; provided, that if a replacement of the Benchmark has occurred pursuant to Section 1.9.1, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Replacement” means (a) for purposes of Section 1.9.1(a), the first alternative set forth below that can be determined by Agent:
    (i)     the sum of (A) Term SOFR plus (B) 0.11448% (11.448 basis points) for an Available Tenor of one month, 0.26161% (26.161 basis points) for an Available Tenor of three months, 0.42826% (42.826 basis points) for an Available Tenor of six months, and 0.71513% (71.513 basis points) for an Available Tenor of 12 months; or
(ii)    the sum of (A) Daily Simple SOFR plus (B) 0.11448% (11.448 basis points);
provided, that if initially the LIBOR Rate is replaced with the rate contained in clause (ii) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, Agent determines that Term SOFR has become available and is administratively feasible for Agent in its discretion, and Agent notifies Borrower and Lenders of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than 30 days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (i) above; and (b) for purposes of Section 1.9.1(b), the sum of (i) the alternate benchmark rate and (ii) an adjustment (which may be a positive or negative value or zero), in each case that has been selected by Agent and Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. Dollar-denominated syndicated credit facilities at such time. If the Benchmark Replacement as determined above would be less than 0% at any time, it shall be deemed to be 0% for purposes of this Agreement and the other Loan Documents. Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided, that to the extent such market practice is not administratively feasible for Agent, it shall be applied in a manner as otherwise reasonably determined by Agent.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of Base Rate, Business Day or Interest Period, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, applicability and length of lookback periods, applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with administration of this Agreement and the other Loan Documents).
“Benchmark Transition Event” means, with respect to any then-current Benchmark (other than the LIBOR Rate), the occurrence of a public statement or publication of information by or on behalf of the administrator of such Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided, that, at the time of such statement or publication, there is no successor administrator satisfactory to Agent that will continue to provide any representative tenors of such Benchmark after such specific date.
“Credit Party” has the meaning as defined in Section 15.19.
“Daily Simple SOFR” means, with respect to any applicable determination date, the secured overnight financing rate published on such date by FRBNY, as administrator of the benchmark (or a successor administrator), on FRBNY's website (or any successor source).
“Early Opt-in Effective Date” with respect to any Early Opt-in Election, the sixth Business Day after the date notice of such Early Opt-in Election is provided to Lenders, as long as Agent has not received, by 5:00 p.m. (New York City time) on the fifth Business Day after such notice is provided to Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising Required Lenders.
“Early Opt-in Election” means, the occurrence of (a) a determination by Agent, or a notification by Borrower to Agent that Borrower has made a determination, that U.S. Dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 1.9.1, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate; and (b) the joint election by Agent and Borrower to replace the LIBOR Rate with a Benchmark Replacement and the provision by Agent of written notice of such election to Lenders.
“FRBNY” means, the Federal Reserve Bank of New York.
“Other Rate Early Opt-in” means, Agent and Borrower have elected to replace the LIBOR Rate with a Benchmark Replacement other than a SOFR-based rate pursuant to (a) an Early Opt-in Election and (2) Section 1.9.1 (b) and clause (b) of the definition of Benchmark Replacement.
“Relevant Governmental Body” means, the Board of Governors of the Federal Reserve System or FRBNY, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or FRBNY, or any successor thereto.
“Rescindable Amount” has the meaning as defined in Section 2.4(a)(ii).
1“SOFR” means, the secured overnight financing rate published on such date by FRBNY.
“SOFR Early Opt-in” means, Agent and Borrower have elected to replace the LIBOR Rate pursuant to (a) an Early Opt-in Election and (b) Section 1.9.1 (a) and clause (a) of the definition of Benchmark Replacement.
“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of such Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
(b)     The definition of “LIBOR Rate” set forth in Section 1.1 of the Credit Agreement is hereby amended to restate in its entirety as follows:
“LIBOR Rate” means the per annum rate of interest determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal to the London interbank offered rate, or comparable or successor rate approved by Agent as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice; and provided further, that in no event shall the LIBOR Rate or any comparable or successor rate be less than zero percent (0%).
(c)     The definitions of “LIBOR Screen Rate”, “Scheduled Unavailability Date”, “LIBOR Successor Rate” and “LIBOR Successor Rate Conforming Changes” are hereby deleted from Section 1.1 of the Credit Agreement in its entirety:
(d)    Section 1.9 of the Credit Agreement is hereby amended to restate in its entirety as follows:
1.9     Replacement of LIBOR Rate.
1.9.1. Notwithstanding anything to the contrary herein or in any other Loan Document,
(a) on March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR Rate’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month LIBOR Rate tenor settings. On the earliest of (i) the date that all Available Tenors of LIBOR Rate have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (ii) June 30, 2023, and (iii) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is the LIBOR Rate, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest will be payable on a monthly basis;
(b) (i) upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by Agent that neither of the alternatives under clause (a) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth Business Day after the date notice of such Benchmark Replacement is provided to Lenders, without any amendment to, or further action or consent of any other party to, any Loan Document as long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided, that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (a) of the definition of Benchmark Replacement unless Agent determines that neither of such alternative rates is available; and (ii) on the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace the LIBOR Rate for all purposes under the Loan Documents in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to, any Loan Document; and
(c) at any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until Borrower’s receipt of notice from Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based on the Benchmark will not be used in any determination of Base Rate.
1.9.2. Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
1.9.3. Notice. Agent will promptly notify Borrower and Lenders of the implementation of any Benchmark Replacement and the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Agent pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.
1.9.4. Term Tenors. At any time (including in connection with the implementation of a Benchmark Replacement), (a) if the then-current Benchmark is a term rate (including Term SOFR or the LIBOR Rate), Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings; and (b) Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(e)     Section 2.4(a)(ii) of the Credit Agreement is hereby further amended to replace clause (ii) thereof in its entirety as follows:
2.4(a)(ii) Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due.
With Respect to any payment that the Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrower has not in fact made such payment; (2) the Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
A notice of the Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(f)    Part XV of the Credit Agreement is hereby amended by adding Section 15.19 in its entirety as follows:
15.19 Recovery of Erroneous Payments.  Without limitation of any other provision in this Agreement, if at any time the Agent makes a payment hereunder in error to any Lender or any Issuing Bank, each a (“Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.

3.Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.
4.Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents, in each case as amended, supplemented or otherwise modified by this Amendment, to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed in all respects by each Loan Party.
5.Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent:
(a)Agent shall have received a copy of this Amendment executed and delivered by Agent, the Lenders and Borrower; and
(b)No Default or Event of Default shall have occurred and be continuing.
6.Representations and Warranties. In order to induce Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and the Lenders that:
(a)All representations and warranties contained in the Loan Documents to which any Loan Party is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment (except to the extent that such representations and warranties expressly relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);
(b)No Default or Event of Default has occurred and is continuing; and
(c)This Amendment and the Loan Documents, as modified hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.
7.Release. In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Loan Party hereby releases and forever discharges Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, affiliates, subsidiaries, successors and permitted assigns from any and all liabilities, obligations, actions, contracts, claims, causes of action, damages, demands, costs and expenses whatsoever (collectively "Claims"), of every kind and nature, however evidenced or created, whether known or unknown, arising prior to or on the date of this Amendment including, but not limited to, any Claims involving the extension of credit under or administration of this Amendment, the Credit Agreement or the Loan Documents, as each may be amended, or the obligations, liabilities and/or indebtedness incurred by Borrower or any other transactions evidenced by this Amendment, the Credit Agreement or the Loan Documents.
8.Miscellaneous.
(a)Expenses. Each Loan Party acknowledges and agrees that Section 15.7 of the Credit Agreement applies to this Amendment and the transactions, agreements and documents contemplated hereunder.
(b)Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.
(c)Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.
(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.
BORROWER:

TITAN MACHINERY, INC.

By:    /s/ Mark Kalvoda
Name: Mark Kalvoda
Title:     Chief Financial Officer

BANK OF AMERICA, N.A.,
as Agent and as a Lender

By:    /s/ Carlos Gil
Name:    Carlos Gil
Title:    Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:    /s/ Laura Wheeland
Name:    Laura Wheeland
Title:    Vice President

REGIONS BANK,
as a Lender

By:    /s/ Darius Sutrinaitis
Name:    Darius Sutrinaitis
Title:    Director

BBVA USA,
as a Lender

By:    /s/ Brett Miller
Name:    Brett Miller
Title:    Senior Vice President

AGCOUNTRY FARM CREDIT SERVICES, PCA,
as a Lender

By:    /s/ Nicole Schwartz
Name:    Nicole Schwartz
Title:    Market Vice President

STERLING NATIONAL BANK,
as a Lender

By:    /s/ Greg Gentry
Name:    Greg Gentry
Title:    Senior Managing Director